OPINION OF DOW LOHNES & ALBERTSON, PLLC

                                                                      EXHIBIT 5



                         [Firm Letterhead Appears Here]

                                December 23, 1999



Triton PCS Holdings, Inc.
1100 Cassett Road
Berwyn, Pennsylvania  19312

         Re:      Registration Statement on Form S-8

Gentlemen:

         We have acted as special counsel for Triton PCS Holdings, Inc., a Delaware corporation ("Triton"), in connection with the preparation of the Registration Statement on Form S-8 (the "Registration Statement") pertaining to 300,000 shares (the "Shares") of Class A Common Stock, $0.01 par value per share, being issued by Triton pursuant to the Triton PCS Holdings, Inc. Employee Stock Purchase Plan (the "Plan") and an indeterminate number of interests in the Plan (the "Interests") that may be acquired thereunder.

         In preparing this opinion we have reviewed (a) the Registration Statement; (b) Triton's Second Restated Certificate of Incorporation and Second Amended and Restated Bylaws; (c) the Plan; and (d) certain records of Triton's corporate proceedings as reflected in its minute and stock books.

         As to matters of fact relevant to our opinion, we have relied upon oral representations of officers of Triton without further investigation. With respect to the foregoing documents, we have assumed: (i) the authenticity of all documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or forms, the genuineness of all signatures and the legal capacity of natural persons, and (ii) that the foregoing documents, in the forms thereof submitted for our review, have not been altered, amended or repealed in any respect material to our opinion as stated herein. We have not reviewed any documents other than the documents listed above for purposes of rendering our opinion as expressed herein, and we assume that there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         Our  opinion is limited to  matters of law  arising  under the  General
Corporation Law of the State of Delaware and the federal law of the United States of America, insofar as such laws apply, and we express no opinion as to conflicts of law rules, or the laws of any states or jurisdictions, including federal laws regulating securities, or the rules and regulations of stock exchanges or any other regulatory body, other than as specified above.

         Based upon and subject to the foregoing and any other qualifications stated herein, we are of the opinion that (i) the Shares, when and to the extent issued and paid for pursuant to the provisions of the Plan, will be validly issued, fully paid and non-assessable; and (ii) the Plan confers legally enforceable Interests to employees participating in the Plan to the extent and upon the terms and conditions described therein, subject to limitations imposed by bankruptcy, insolvency, reorganization, moratorium or similar laws and related court decisions of general applicability relating to or affecting creditors' rights generally.

         We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement and to all references to our firm in the Registration Statement, provided, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the

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Securities Act of 1933 or the Rules and  Regulations of the Securities  Exchange
Commission thereunder. Except as provided for hereinabove, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other person or entity for any purpose.

                                                         Very truly yours,

                                                  DOW, LOHNES & ALBERTSON, PLLC

                                                /s/ Michael A. Hepburn
                                            By: _______________________________
                                                         Michael A. Hepburn
                                                                Member



























































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